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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated March 3, 1998 and May 1, 1998 (and to all references to our Firm) included in or made a part of this S-1 Registration Statement.



Cleveland, Ohio,
July 30, 1998.                         /s/ Arthur Andersen LLP